                                                                    EXHIBIT 10.7

                                AMENDMENT NO. IX

                                     TO THE

               PORTFOLIO INDEMNITY REINSURANCE AGREEMENT (A90-04)

                                     BETWEEN

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                               NEW YORK, NEW YORK

                                       AND

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
                               NEW YORK, NEW YORK



Except as hereinafter specified, all the terms and conditions of the Reinsurance Agreement effective the 31st day of December, 1990, amendments and addenda thereto, shall apply, and this Amendment is to be attached to and made part of the aforesaid Agreement.

It is mutually agreed that effective the 31st day of December, 1995 Article III, paragraph 18; Article XI, paragraph 2 and Schedule E, paragraph 4 have been revised.

                                   ARTICLE III

                               GENERAL PROVISIONS

18. Successors and Assigns. This Agreement cannot be assigned by the Company or Reinsurer without the prior written approval of the other party. The Reinsurer shall be given written notice of any such assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

                                   ARTICLE XI

                              DURATION OF AGREEMENT

2. Cancellation Due to Nonpayment. The Reinsurer may elect to cancel this Agreement if the Company fails to pay Reinsurance Premiums or other amounts due the Reinsurer, when due, provided the Reinsurer has given at least thirty (30) days prior written notice of its intent to cancel. The Company may avoid cancellation by paying all Reinsurance Premiums that are either delinquent or then due on or before the effective date of such election to terminate the Agreement.

                                   SCHEDULE E

                                 INTEREST RATES

4. The Quarterly Risk Charge shall be deducted quarterly from the Experience Account Asset, and be based on the Coinsurance Reserves at the beginning of the quarter (or on the Effective Date) for the first quarter.

On the first $20 million of the Coinsurance Reserves the risk charge shall equal:

                 1995-1997                             0.375%
                 1998                                  0.5%
                 1999                                  0.625%
                 2000 - later                          0.75%

Any Coinsurance Reserves over $20 million shall have a risk charge of 0.3%.

                                    EXECUTION


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.


THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK


By: /s/ Phillip A. Eisenberg,                         Sr. VP & Chief Actuary
                                                      Title


Attest:


         By: /s/ Arnold N. Greenspoon,                AVP & Actuary
                                                      Title


         Date: 12/31/96,


THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By:/s/ Thomas S. Kabile,                              Sr. VP
                                                      Title


Attest:


         By: /s/ Thomas Harris,                       Actuarial Associate
                                                      Title


         Date: 12/30/96

                                       3